UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):	April 10, 2014
ALBANY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)
Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
216 Airport Drive, Rochester, New Hampshire		03867
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (518) 445-2200
None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01 Other Events

Effective January 1, 2014, Albany International Corp. (the “Company) changed its business segment reporting by recasting certain expenses previously identified as Research and Unallocated expenses to existing segments. The Company has two reportable segments: Machine Clothing (MC) and Albany Engineered Composites (AEC), and had Research and Unallocated expenses that were not allocated to the segments. Research and development expenses will now be included in segment operating expenses. Prior to this change, Unallocated expenses included long-term incentive compensation for all company employees. To the extent such programs are related to MC and AEC employees, such expenses will now be included in segment operating expenses. Additionally, the segment previously referred to as Unallocated expenses, will now be referred to as Corporate expenses.

These changes are being made to be consistent with how the chief operating decision maker assesses Company performance. The purpose of this Form 8-K is to show the effect of these changes on previously reported segment operating income, research and development expenses, depreciation and amortization expenses, and Adjusted EBITDA, as detailed in Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1 Schedules showing the effect on operating income, research and development expenses, depreciation and amortization, and Adjusted EBITDA resulting from changes in reportable segments for quarterly periods of 2013, full year 2013, and full year 2012.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By: /s/ John B. Cozzolino

Name: John B. Cozzolino

Title: Chief Financial Officer and Treasurer

(Principal Financial Officer)

Date: April 10, 2014

EXHIBIT INDEX

Exhibit No.         Description

99.1	Schedules showing the effect on operating income, research and development expenses, depreciation and amortization, and Adjusted EBITDA resulting from changes in reportable segments for quarterly periods of 2013, full year 2013, and full year 2012.